UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 17, 2015

Quiksilver, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA	92649
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Securities Holders.

The annual meeting of the stockholders of Quiksilver, Inc. (the “Company”) was held on March 17, 2015. A total of 130,037,133 shares of the Company’s common stock were present or represented by proxy at the meeting, representing more than 75% of the Company’s shares outstanding as of the January 30, 2015 record date. The proposal submitted for a vote and the related results are set forth below. A more detailed description of the proposal is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on February 5, 2015.

Proposal 1 – Election of nine nominees to serve as directors of the Company until the next annual meeting and until their respective successors are elected and qualified. The final results of the votes taken were as follows:

	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
William M. Barnum, Jr.	127,709,993	N/A	2,327,140	0
Bernd Beetz	129,270,092	N/A	767,041	0
Joseph F. Berardino	128,392,827	N/A	1,644,306	0
Michael A. Clarke	128,839,491	N/A	1,197,642	0
Elizabeth Dolan	129,260,749	N/A	776,384	0
M. Steven Langman	127,783,651	N/A	2,253,482	0
Robert B. McKnight	129,075,618	N/A	961,515	0
Andrew P. Mooney	127,945,845	N/A	2,091,288	0
Andrew W. Sweet	128,298,753	N/A	1,738,380	0

Pursuant to the foregoing votes, the nine nominees listed above were elected to serve on the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2015	Quiksilver, Inc. (Registrant)

	By:	/s/ Richard Shields
Richard Shields
Chief Financial Officer

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